EXHIBIT 99.1

             Washington Mutual Announces Record Quarterly Earnings;
                   Board of Directors Increases Cash Dividend

     SEATTLE -- Washington Mutual, Inc. (NYSE: WM) today announced record quarterly earnings of $984 million, or $1.01 per diluted share, for the quarter ended June 30, 2002, up 11 percent on a per share basis from $798 million, or 91 cents per diluted share for the same period a year ago.

     Earnings for the second quarter of 2002 included a full quarter's results of the former operations of HomeSide Lending, Inc. (HomeSide), the U.S. mortgage unit of the National Australia Bank Limited, which Washington Mutual acquired in an asset acquisition on March 1, 2002. Comparative balances for 2001 also do not include results from Dime Bancorp, Inc. (Dime), which Washington Mutual acquired on January 4, 2002.

     In addition, new accounting rules eliminated the amortization of goodwill in 2002. The impact of goodwill amortization on net income in the second quarter of 2001 was $28 million, or 3 cents per diluted share.

     Highlights of the recently completed quarter included:

     o    A return on average common equity of 20.78 percent;

     o Strong loan volume of $57.78 billion, an increase of 34 percent year over year;

     o A reduction in nonperforming assets of $152 million from the previous quarter;

     o Record noninterest income of $1.21 billion, including a 22 percent increase in depositor and other retail banking fees, year over year; and

     o Strong retail checking account growth of nearly 281,000 net new accounts.

     "Washington Mutual's strong second-quarter performance illustrates the continued financial strength of the company and our ability to successfully implement the key strategies in each of our core businesses," said Kerry Killinger, the company's chairman, president and CEO. "We are encouraged by the second quarter trend of improving asset quality; however, we continue to closely monitor our credit quality."



                                    - more -

 WM

     "It is equally rewarding to know that our team achieved these exceptional results while simultaneously completing the systems integration of the Dime Savings branch network in the greater New York area, paving the way for the successful growth we anticipate in the nation's largest metropolitan market," added Killinger.

BOARD OF DIRECTORS INCREASES DIVIDEND

     Based on the company's continued strong operating fundamentals and financial performance, Washington Mutual's Board of Directors declared a cash dividend of 27 cents per share on the company's common stock, up from 26 cents per share in the previous quarter. Dividends on the common stock are payable August 15, 2002 to shareholders of record as of July 31, 2002. The board also declared a $0.90625 dividend on Washington Mutual's Series H Preferred Stock which, together with a related purchase contract adjustment payment of $0.09375, will result in an aggregate payment of $1.00 on each unit of the company's Premium Income Equity Securities (PIES). These amounts are payable on August 16, 2002, to shareholders of record as of August 15, 2002.

SECOND-QUARTER RESULTS

Net Interest and Noninterest Income

     Net interest income in the second quarter of 2002 was $2.10 billion, up 26 percent from $1.67 billion in the prior year's second quarter but down from $2.40 billion in the first quarter of 2002, as expected.

     The net interest spread for the quarter was 3.37 percent, compared with
2.80 percent for the same period a year earlier and 3.60 percent in the first quarter of 2002. The margin was 3.54 percent in the most recent quarter versus
3.21 percent in the second quarter of 2001 and 3.74 percent in the first quarter of 2002. The decline in the margin from the first quarter reflected the lag effect of last year's Federal Reserve rate cuts on asset yields and an increase in borrowing rates that resulted from the company's interest-rate risk management initiatives, which included extending the maturities of wholesale borrowings. Washington Mutual anticipates the margin compression to continue through year-end.

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


WM

     Depositor and other retail banking fees were $398 million, up 22 percent from $325 million a year earlier. During the second quarter, the company added nearly 281,000 net new retail checking accounts.

     Low residential mortgage rates enabled the company to generate a significant amount of salable fixed-rate SFR loan volume, resulting in gain from SFR mortgage loans of $220 million during the quarter.

     Anticipated prepayment rates within the company's mortgage servicing rights
(MSR) portfolio resulted in the addition of $1.11 billion to the impairment reserve. However, the impairment was offset by the company's successful risk management activities.

     "We are pleased with the performance of our risk management activities and believe the company is well positioned to offset potential impairments to the value of the MSR should interest rates fall further," Killinger said.

     Washington Mutual continues to monitor the size of its MSR asset. As part of this active management, the company sold $711 million in excess servicing rights in a privately placed transaction for no material loss or gain.

     "The recent sale of excess servicing reflects our efforts to manage growth of our MSR asset," Killinger said. "Depending on market conditions and our desire to expand customer relationships, we may periodically sell -- or purchase -- additional servicing in the future."

Lending

     The second quarter saw total loan volume of $57.78 billion for the quarter, up 34 percent from $43.02 billion one year ago.

     SFR loan volume was $50.45 billion, up 35 percent from $37.27 billion one year ago, but down from the first quarter's record of $59.16 billion. Approximately 66 percent of the second-quarter's SFR volume (excluding specialty mortgage finance) represented fixed-rate mortgages.

     Lending volume for loans other than SFR remained strong, totaling $7.33 billion for the most recent quarter, up 27 percent over $5.75 billion in the second quarter of 2001.

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WM

Efficiency Ratio

     The efficiency ratio, defined as noninterest expense (excluding amortization of other intangible assets and, in 2001, amortization of goodwill) as a percentage of net interest income and noninterest income, was 47.45 percent in the most recent quarter compared with 43.40 percent in the second quarter of 2001. The second quarter's efficiency ratio, while up slightly from the previous quarter's 46.96 percent, partially reflected the early stages of the integration of the former HomeSide operations.

     Noninterest expense totaled $1.60 billion in the second quarter of 2002, compared with first quarter 2002's figure of $1.53 billion and $1.12 billion in the second quarter of 2001.

Credit Quality Improves

     Killinger said that Washington Mutual's credit quality remains in line with the company's expectations. Total nonperforming assets were $2.51 billion at June 30, 2002, an improvement from $2.66 billion at March 31, 2002.

     The provision for loan and lease losses was $160 million, versus $92 million for the same period in the previous year, but down from $175 million in the first quarter of 2002. The allowance for loan and lease losses was $1.67 billion at June 30, 2002. Net loan charge offs for the second quarter were $116 million, compared with $99 million in the first quarter of 2002.

Balance Sheet and Capital Management

     Consolidated assets at June 30, 2002 were $261.28 billion, compared with $275.22 billion at March 31, 2002, primarily reflecting the company's current effort to reduce long maturity Treasury and other investment securities in the low-rate environment.

     While total deposits were up only slightly to $129.07 billion at the end of the second quarter, retail deposits generated by the company's consumer banking operations were up $4.95 billion - or 4 percent - during the quarter. At June 30, 2002, deposits in checking, savings and money market accounts represented 72 percent of total deposits, compared with 68 percent at March 31, 2002.

     Stockholders' equity at June 30, 2002 totaled $19.59 billion and the capital ratios of Washington Mutual's banking subsidiaries continued to exceed regulatory requirements for classification as "well-capitalized," the highest regulatory standard.

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WM

     During the quarter, the company repurchased 1.0 million shares of its common stock at an average price of $37.20 while maintaining the tangible common equity ratio above 5 percent.

Company Updates

     o With the successful completion of the deposit conversion of the Dime network at the end of May, Killinger noted that the integration activities for the Dime's banking operations are essentially complete.

     o The company also successfully completed the conversion of the loan servicing records of the former mortgage operations of Fleet Financial, Inc.

     o During the quarter, Washington Mutual also signed 15 leases to open new Occasio locations in the greater New York area. Earlier this year, the company announced plans to open up to 40 financial stores in the greater New York area over the next year, which will extend its existing branch network of more than 120 retail financial centers in the market and complement its strong mortgage position in New York/New Jersey.

     o In April, the company announced plans to open 20 of 30 Occasio financial stores planned for the greater Denver area in 2002.

     o In June, Washington Mutual announced the appointment of Office of the Comptroller of the Currency (OCC) and former Office of Thrift Supervision (OTS) executive John Robinson as Executive Vice President of Corporate Risk Management within the company's Enterprise Risk Management group.

Outlook

     "Our strong performance in the first half of 2002 bodes well for yet another record year for Washington Mutual," Killinger said. "We anticipate continued strong operating results from all of our core businesses as we continue to profitably grow and gain additional synergies from our recently completed acquisitions.

     "While asset growth in the current low-rate environment will likely be limited, we fully expect our fee-based sources of income to continue increasing around their double-digit pace of the first half of the year. In addition, we expect capital deployment to be directed toward opportunities that provide attractive returns at low risk to the company, such as the repurchase of our common stock."


                                     -more-

WM

     With a history dating back to 1889, Washington Mutual is a national financial services company that provides a diversified line of products and services to consumers and small- to mid-sized businesses. At June 30, 2002, Washington Mutual and its subsidiaries had assets of $261.28 billion. Washington Mutual currently operates more than 2,500 consumer banking, mortgage lending, commercial banking, consumer finance and financial services offices throughout the nation. Washington Mutual's press releases are available at www.wamu.com.

     A live webcast of the company's quarterly earnings conference call will be held on Wednesday, July 17 at 10:30 a.m. Eastern Time at www.wamu.com or via phone at 1-888-391-7808. International callers may dial 1-603-395-0029. A recording of the conference call will be available after 1 p.m. Eastern Time on Wednesday, July 17, 2002 through 2:59 a.m. Eastern Time on Saturday, July 27, 2002 at 1-800-944-3084. Callers from outside the United States may dial 1-402-220-0303.

Forward-Looking Statements

     This press release contains forward-looking statements, which are not historical facts and pertain to future operating results. These forward-looking statements are within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to statements about our plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts. When used in this press release, the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" or words of similar meaning, or future or conditional verbs, such as "will," "would," "should," "could," or "may" are generally intended to identify forward-looking statements. These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the results discussed in these forward-looking statements for the reasons, among others, discussed under the heading, "Business Factors That May Affect Future Results" in Washington Mutual's 2001 Annual Report on Form 10-K which include: (1) changes in general business and economic conditions may significantly affect our earnings; (2) the risk of our inability to effectively manage the volatility of our mortgage banking business could adversely affect our earnings; (3) the risk of our inability to effectively integrate the operations and personnel of companies we have acquired could adversely affect our earnings and financial condition; (4) the concentration of our operations in California could adversely affect our operating results if the California economy or real estate market declines; (5) competition from other financial services companies in our markets could adversely affect our ability to achieve our financial goals; and (6) changes in the regulation of financial services companies could adversely affect our business.

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                                     -more-

WM

Media Contact:             Alan Gulick
                           206.377.3637
                           alan.gulick@wamu.net


Investor Contacts:         JoAnn DeGrande
                           206.461.3186
                           joann.degrande@wamu.net

                           Ruthanne King
                           206.461.6421
                           ruthanne.king@wamu.net

                        Washington Mutual, Inc.
                   Consolidated Statements of Income
              (dollars in millions, except per share data)
                              (unaudited)

                                                                                   Quarter Ended                Six Months Ended
----------------------------------------------------------------------------------------------------------------------------------
                                                                          June 30,    Mar. 31,   June 30,     June 30,   June 30,
                                                                              2002        2002       2001         2002       2001
----------------------------------------------------------------------------------------------------------------------------------
Interest Income
   Loans                                                                   $ 2,696     $ 2,854    $ 2,924      $ 5,550    $ 5,735
   Available-for-sale ("AFS") securities                                       812         947        940        1,759      1,972
   Other interest and dividend income                                           77          82         72          159        143
----------------------------------------------------------------------------------------------------------------------------------
      Total interest income                                                  3,585       3,883      3,936        7,468      7,850
Interest Expense
   Deposits                                                                    664         648        823        1,312      1,710
   Borrowings                                                                  821         839      1,440        1,660      3,107
----------------------------------------------------------------------------------------------------------------------------------
      Total interest expense                                                 1,485       1,487      2,263        2,972      4,817
----------------------------------------------------------------------------------------------------------------------------------
          Net interest income                                                2,100       2,396      1,673        4,496      3,033
Provision for loan and lease losses                                            160         175         92          335        175
----------------------------------------------------------------------------------------------------------------------------------
          Net interest income after provision for loan and lease losses      1,940       2,221      1,581        4,161      2,858
Noninterest Income
   Depositor and other retail banking fees                                     398         361        325          759        604
   Securities fees and commissions                                              98          82         76          180        149
   Insurance income                                                             39          47         23           86         43
   Single-family residential ("SFR") mortgage banking (expense) income        (733)        393        264         (340)       537
   Portfolio loan related income                                                75          65         53          140         85
   Gain (loss) from other AFS securities                                       137        (298)         5         (161)       (44)
   Revaluation gain (loss) from derivatives                                    857         (15)         1          842         (2)
   Gain on extinguishment of securities sold under agreements to repurchase    121          74          -          195          -
   Net settlement income from interest-rate swaps                              101           6          -          107          -
   Other income                                                                115          92         58          208        183
----------------------------------------------------------------------------------------------------------------------------------
       Total noninterest income                                              1,208         807        805        2,016      1,555
Noninterest Expense
   Compensation and benefits                                                   732         690        466        1,422        882
   Occupancy and equipment                                                     283         288        190          571        373
   Telecommunications and outsourced information services                      134         139        105          273        211
   Depositor and other retail banking losses                                    48          50         33           98         63
   Amortization of goodwill                                                      -           -         33            -         62
   Amortization of other intangible assets                                      26          25         10           51         17
   Professional fees                                                            52          55         51          107         88
   Advertising and promotion                                                    69          44         51          113         83
   Other expense                                                               252         238        180          490        353
----------------------------------------------------------------------------------------------------------------------------------
       Total noninterest expense                                             1,596       1,529      1,119        3,125      2,132
----------------------------------------------------------------------------------------------------------------------------------
           Income before income taxes                                        1,552       1,499      1,267        3,052      2,281
Income taxes                                                                   568         549        469        1,117        842
----------------------------------------------------------------------------------------------------------------------------------
Net Income                                                                   $ 984       $ 950      $ 798      $ 1,935    $ 1,439
==================================================================================================================================
Net Income Attributable to Common Stock                                      $ 982       $ 948      $ 796      $ 1,931    $ 1,436
==================================================================================================================================

Net income per common share:
   Basic                                                                    $ 1.03      $ 1.00     $ 0.93       $ 2.03     $ 1.70
   Diluted                                                                    1.01        0.98       0.91         1.99       1.68

Dividends declared per common share                                         $ 0.26      $ 0.25     $ 0.22       $ 0.51     $ 0.43

Basic weighted average number of common shares
  outstanding (in thousands)                                               954,662     947,653    857,912      951,177    842,611
Diluted weighted average number of common shares
  outstanding (in thousands)                                               974,153     963,242    872,762      968,717    855,029



WM-2
                          Washington Mutual, Inc.
              Consolidated Statements of Financial Condition
               (dollars in millions, except per share data)
                                (unaudited)


                                                                                 June 30, 2002     Dec. 31, 2001     June 30, 2001
-----------------------------------------------------------------------------------------------------------------------------------
Assets
   Cash and cash equivalents                                                     $       4,709      $      3,563      $      3,741
   Federal funds sold and securities purchased under resale agreements                     314             2,481               824
   AFS securities:
      Mortgage-backed securities ("MBS")                                                24,698            28,568            41,029
      Investment securities                                                             34,119            29,781            12,421
   Loans held for sale                                                                  21,147            23,842            20,053
   Loans:
      Loans held in portfolio                                                          146,666           132,991           131,551
      Allowance for loan and lease losses                                               (1,665)           (1,404)           (1,170)
-----------------------------------------------------------------------------------------------------------------------------------
         Total loans held in portfolio, net of allowance for loan and lease losses     145,001           131,587           130,381
   Mortgage servicing rights ("MSR")                                                     6,489             6,241             6,799
   Investment in Federal Home Loan Banks ("FHLBs")                                       3,908             3,873             3,767
   Goodwill                                                                              5,985             1,981             2,136
   Other assets                                                                         14,911            10,589             8,147
-----------------------------------------------------------------------------------------------------------------------------------
         Total assets                                                            $     261,281      $    242,506      $    229,298
===================================================================================================================================

Liabilities
   Deposits:
      Checking accounts                                                          $      61,911      $     37,736      $     23,491
      Savings accounts and money market deposit accounts ("MMDAs")                      31,045            32,484            35,303
      Time deposit accounts                                                             36,113            36,962            38,160
-----------------------------------------------------------------------------------------------------------------------------------
         Total deposits                                                                129,069           107,182            96,954
   Federal funds purchased and commercial paper                                          3,775             4,690             4,080
   Securities sold under agreements to repurchase ("repurchase agreements")             32,069            39,447            30,011
   Advances from FHLBs                                                                  58,321            61,182            63,780
   Other borrowings                                                                     14,017            12,576            15,831
   Other liabilities                                                                     4,342             3,264             5,129
-----------------------------------------------------------------------------------------------------------------------------------
         Total liabilities                                                             241,593           228,341           215,785
Redeemable preferred stock                                                                 102               102               102
Stockholders' equity                                                                    19,586            14,063            13,411
-----------------------------------------------------------------------------------------------------------------------------------
         Total liabilities, redeemable preferred stock, and stockholders' equity $     261,281      $    242,506      $    229,298
===================================================================================================================================

Common shares outstanding at end of period (in thousands) (1)                          974,188           873,089           878,366
Book value per common share                                                      $       20.48      $      16.45      $      15.59
Tangible book value per common share                                                     14.04             14.18             13.41

Full-time equivalent and leased employees at end of period                              50,001            39,465            37,106
---------------

(1) Includes 18 million shares held in escrow that were not included in the book value per share calculations.


WM-3
                             Washington Mutual, Inc.
                         Selected Financial Information
                  (dollars in millions, except per share data)
                                   (unaudited)


                                                                                   Six Months Ended
--------------------------------------------------------------------------------------------------------
                                                                                  June 30,     June 30,
                                                                                      2002         2001
--------------------------------------------------------------------------------------------------------
Stockholders' Equity Rollforward
Balance, beginning of period                                                      $ 14,063     $ 10,166
Net income                                                                           1,935        1,439
Other comprehensive income, net of tax                                                 231          259
Cash dividends declared on common stock                                               (496)        (361)
Cash dividends declared on redeemable preferred stock                                   (4)          (3)
Common stock repurchased and retired                                                   (37)           -
Common stock warrants issued, net of issuance costs                                      -          398
Common stock issued for acquisitions                                                 3,762        1,389
Common stock issued                                                                    132          124
--------------------------------------------------------------------------------------------------------
Balance, end of period                                                            $ 19,586     $ 13,411
========================================================================================================


                                                                                  Quarter Ended                   Six Months Ended
------------------------------------------------------------------------------------------------------------------------------------
                                                                       June 30,      Mar. 31,      June 30,      June 30,   June 30,
                                                                        2002          2002         2001           2002        2001
------------------------------------------------------------------------------------------------------------------------------------
Pro Forma (1)
Income before income taxes                                           $ 1,552       $ 1,499      $ 1,267        $ 3,052      $ 2,281
Add back: goodwill previously amortized                                    -             -           33              -           62
-----------------------------------------------------------------------------------------------------------------------------------
Income before income taxes, excluding amortization of goodwill         1,552         1,499        1,300          3,052        2,343
Income taxes                                                            (568)         (549)        (474)        (1,117)        (850)
-----------------------------------------------------------------------------------------------------------------------------------
Net income, excluding amortization of goodwill                           984           950          826          1,935        1,493
Redeemable preferred stock dividends                                      (2)           (2)          (2)            (4)          (3)
-----------------------------------------------------------------------------------------------------------------------------------
Net income attributable to common stock, excluding
   amortization of goodwill                                          $   982       $   948      $   824        $ 1,931      $ 1,490
===================================================================================================================================
Net income per diluted common share, excluding
   amortization of goodwill                                          $  1.01       $  0.98      $  0.94        $  1.99      $  1.74
------------------------------------

(1) Represents pro forma impact to net income for the quarter-to-date June 30, 2002, March 31, 2002 and June 30, 2001 and to year-to-date June 30, 2002 and 2001, assuming that the adoption of Statement of Financial Accounting
     Standards ("SFAS") No. 142, Goodwill and Other Intangible Assets, which eliminates the amortization of goodwill from net income, was applied to all periods presented. SFAS No. 142 became effective on January 1, 2002.



WM-4
                             Washington Mutual, Inc.
                         Selected Financial Information
                 (dollars in millions, except per share amounts)
                                   (unaudited)


                                                                                    Quarter Ended
------------------------------------------------------------------------------------------------------------------------------
                                                              June 30,     Mar. 31,     Dec. 31,     Sept. 30,     June 30,
                                                                  2002         2002         2001          2001         2001
------------------------------------------------------------------------------------------------------------------------------
PROFITABILITY
    Net interest income                                       $     2,100   $   2,396   $   2,027     $  1,816     $    1,673
    Net interest margin                                              3.54%       3.74%       3.80%        3.53%          3.21%
    Noninterest income                                        $     1,208   $     807   $     830     $    863     $      805
    Noninterest expense                                             1,596       1,529       1,331        1,154          1,119
    Net income                                                        984         950         842          832            798
    Net income per common share:
        Basic                                                 $      1.03   $    1.00   $    0.98     $   0.97     $     0.93
        Diluted                                                      1.01        0.98        0.97         0.94           0.91
    Basic weighted average number of common shares
      outstanding (in thousands)                                  954,662     947,653     856,014      859,497        857,912
    Diluted weighted average number of common shares
       outstanding (in thousands)                                 974,153     963,242     868,951      879,374        872,762
    Return on average assets                                         1.48%       1.34%       1.43%        1.46%          1.43%
    Return on average common equity                                 20.78       20.68       23.36        23.64          24.72
    Efficiency ratio, excluding amortization
     of other intangible                                            47.45       46.96       44.99(4)     41.29(4)        43.40(4)
    Efficiency ratio, including amortization
     of other intangible                                            48.22       47.75       46.58(5)     43.09(5)        45.14(5)

ASSET QUALITY
    Period end:
      Nonaccrual loans(6)                                     $     2,232   $   2,391   $   2,030     $  1,726     $    1,257
      Foreclosed assets                                               274         267         228          221            203
      Restructured loans                                              119         130         118          128            158
        Total nonaccrual loans, foreclosed assets
          and restructured loans                                    2,625       2,788       2,376        2,075          1,618
      Allowance for loan and lease losses                           1,665       1,621       1,404        1,295          1,170
        Allowance as a percentage of total loans
         held in portfolio                                           1.14%       1.11%       1.06%        0.97%          0.89%
    Quarter-to-date:
      Provision for loan and lease losses                     $       160   $     175   $     200     $    200     $       92
      Net charge offs                                                (116)        (99)        (97)         (75)           (75)

CAPITAL ADEQUACY
    Stockholders' equity/total assets                                7.50%       6.59%       5.80%        6.50%          5.85%
    Stockholders' equity(1)/total assets(1)                          7.51        6.80        5.89         6.24           5.77
    Tangible common equity(1)(2)/total assets(1)(2)                  5.28        4.69        5.14         5.41           5.00
    Estimated total risk-based capital/
     risk-weighted assets(3)                                        12.40       11.69       12.87        12.35          11.75

SUPPLEMENTAL DATA
    Average balance sheet:
       Average loans                                          $   168,879   $ 174,770   $ 154,924     $151,930     $  148,704
       Average interest-earning assets                            236,504     255,175     214,063      206,799        207,549
       Average total assets                                       266,357     284,208     236,335      228,457        223,842
       Average interest-bearing deposits                          108,231     102,085      83,934       80,409         79,335
       Average noninterest-bearing deposits                        22,417      21,767      19,699       18,767         15,494
       Average stockholders' equity                                18,913      18,347      14,389       14,054         12,887
    Period end balance sheet:
       Total loans held in portfolio, net of allowance
         for loan and lease losses                                145,001     144,743     131,587      131,605        130,381
       Total loans held for sale                                   21,147      23,317      23,842       18,035         20,053
       Total interest-earning assets                              233,896     247,727     223,695      205,064        212,216
       Total assets                                               261,281     275,223     242,506      223,638        229,298
       Total interest-bearing deposits                            108,441     107,174      84,741       81,062         79,269
       Total noninterest-bearing deposits                          20,628      21,836      22,441       18,671         17,685
       Total stockholders' equity                                  19,586      18,128      14,063       14,529         13,411
    Dividends declared per common share                       $      0.26   $    0.25   $    0.24     $   0.23     $     0.22
-----------------------

(1) Excludes unrealized net gain/loss on available-for-sale securities and derivatives.

(2)  Excludes goodwill and intangible assets other than MSR.

(3)  Estimate of what the total risk-based capital ratio would be if Washington
     Mutual, Inc. was a bank holding company that complies with Federal Reserve
     Board capital requirements.

(4)  Excludes amortization of goodwill.

(5)  Includes amortization of goodwill.

(6)   Excludes nonaccrual loans held for sale.


WM-5
                             Washington Mutual, Inc.
                         Selected Financial Information
                              (dollars in millions)
                                   (unaudited)


                                                                               Quarter Ended
---------------------------------------------------------------------------------------------------------------------
                                                    June 30, 2002         Mar. 31, 2002          June 30, 2001
                                                   Balance     Rate      Balance      Rate      Balance      Rate
---------------------------------------------------------------------------------------------------------------------
Average Balances and Weighted Average Interest Rates
Assets
Interest-earning assets:
   Federal funds sold and securities purchased
      under resale agreements                      $  1,995     1.89%   $    1,139    1.63%    $     263        4.31%
   MBS(1)                                            22,471     5.96        25,248     5.39       43,051        7.26
   Investment securities and other(1)                43,159     5.05        54,018     5.12       15,531        5.88
   Loans(2):
      SFR                                           108,312     5.87       114,792     6.07       98,642        7.32
      Specialty mortgage finance(3)                  10,423     9.75        10,406     9.59        8,175        9.99
------------------------------------------------------------            -----------            ----------
         Total SFR                                  118,735     6.21       125,198     6.36      106,817        7.53
      SFR construction(4)                             2,272     7.05         2,498     6.62        2,964        8.35
      Second mortgage and other consumer:
         Banking subsidiaries                        16,057     6.66        14,478     6.84        9,428        8.78
         Washington Mutual Finance                    2,566    16.50         2,557    16.66        2,518       16.86
      Commercial business                             4,963     5.54         5,647     5.52        5,045        7.58
      Commercial real estate:
         Multi-family                                17,432     5.98        17,552     6.35       17,121        8.09
         Other commercial real estate                 6,854     6.46         6,840     6.82        4,811        8.09
------------------------------------------------------------            -----------            ----------
            Total loans                             168,879     6.38       174,770     6.54      148,704        7.87
------------------------------------------------------------            -----------            ----------
                Total interest-earning assets       236,504     6.06       255,175     6.11      207,549        7.59
Noninterest-earning assets:
   MSR                                                7,828                  7,006                 4,623
   Goodwill                                           5,952                  5,401                 2,034
   Other                                             16,073                 16,626                 9,636
------------------------------------------------------------            -----------            ----------
         Total assets                              $266,357             $  284,208             $ 223,842
============================================================            ===========            ==========

Liabilities
Interest-bearing liabilities:
   Deposits:
      Interest-bearing checking                    $ 36,991     2.65    $   23,873     2.76    $   6,097        1.46
      Savings accounts and MMDAs                     32,249     1.51        36,179     1.57       35,845        3.32
      Time deposit accounts                          38,991     3.06        42,033     3.33       37,393        5.41
------------------------------------------------------------            -----------            ----------
         Total interest-bearing deposits            108,231     2.46       102,085     2.57       79,335        4.16
   Federal funds purchased and commercial paper       3,562     1.75         5,565     1.83        4,661        4.56
   Repurchase agreements                             35,812     2.44        53,450     1.62       30,295        4.45
   Advances from FHLBs                               59,651     2.75        65,302     2.63       62,241        5.29
   Other                                             13,976     5.14        14,156     5.10       12,813        7.20
------------------------------------------------------------            -----------            ----------
         Total interest-bearing liabilities         221,232     2.69       240,558     2.51      189,345        4.79
Noninterest-bearing sources:
   Noninterest-bearing deposits                      22,417                 21,767                15,494
   Other liabilities                                  3,795                  3,536                 6,116
   Stockholders' equity                              18,913                 18,347                12,887
------------------------------------------------------------            -----------            ----------
         Total liabilities and stockholders'
           equity                                  $266,357             $  284,208             $ 223,842
============================================================            ===========            ==========

   Net interest spread                                          3.37                   3.60                     2.80
   Impact of noninterest-bearing sources                        0.17                   0.14                     0.41
   Net interest margin                                          3.54                   3.74                     3.21
-------------------------------

(1)  Yield is based on average amortized cost balances.

(2)  Nonaccrual loans were included in the average loan amounts outstanding.

(3) Includes purchased subprime loan portfolios as well as first mortgages originated by Washington Mutual Finance and Long Beach Mortgage.

(4) Includes custom construction loans to the intended occupant of a house to finance the house's construction and residential builder construction loans to borrowers who are in the business of acquiring land and building homes for resale.



WM-6
                            Washington Mutual, Inc.
                         Selected Financial Information
                             (dollars in millions)
                                  (unaudited)

                                                                                                 Six Months Ended
------------------------------------------------------------------------------------------------------------------------------------
                                                                                         June 30, 2002             June 30, 2001
                                                                                      Balance       Rate       Balance       Rate
------------------------------------------------------------------------------------------------------------------------------------
Average Balances and Weighted Average Interest Rates
Assets
Interest-earning assets:
   Federal funds sold and securities purchased under resale agreements              $     1,569       1.79%      $   349       5.55%
   MBS(1)                                                                                23,852       5.66        48,450       7.17
   Investment securities and other(1)                                                    48,559       5.08        12,341       5.97
   Loans(2):
      SFR                                                                               111,538       5.97        94,925       7.49
      Specialty mortgage finance(3)                                                      10,404       9.67         7,825      10.05
------------------------------------------------------------------------------------------------              -----------
         Total SFR                                                                      121,942       6.28       102,750       7.68
      SFR construction(4)                                                                 2,384       6.82         2,706       8.60
      Second mortgage and other consumer:
         Banking subsidiaries                                                            15,277       6.75         9,114       8.90
         Washington Mutual Finance                                                        2,564      16.61         2,514      17.04
      Commercial business                                                                 5,303       5.52         4,414       8.09
      Commercial real estate:
         Multi-family                                                                    17,492       6.17        16,851       8.19
         Other commercial real estate                                                     6,847       6.64         4,464       8.32
------------------------------------------------------------------------------------------------              -----------
            Total loans                                                                 171,809       6.47       142,813       8.04
------------------------------------------------------------------------------------------------              -----------
                 Total interest-earning assets                                          245,789       6.08       203,953       7.70
Noninterest-earning assets:
   MSR                                                                                    7,419                    3,734
   Goodwill                                                                               5,614                    1,694
   Other                                                                                 16,380                    8,953
------------------------------------------------------------------------------------------------              -----------
         Total assets                                                               $   275,202                 $218,334
================================================================================================              ===========

Liabilities
Interest-bearing liabilities:
   Deposits:
      Interest-bearing checking                                                      $   30,468       2.70      $  6,247       1.65
      Savings accounts and MMDAs                                                         34,640       1.53        35,262       3.70
      Time deposit accounts                                                              40,504       3.20        36,506       5.59
------------------------------------------------------------------------------------------------              -----------
         Total interest-bearing deposits                                                105,612       2.50        78,015       4.42
   Federal funds purchased and commercial paper                                           4,558       1.80         4,876       5.23
   Repurchase agreements                                                                 44,582       1.95        30,667       5.24
   Advances from FHLBs                                                                   62,461       2.68        64,248       5.57
   Other                                                                                 14,066       5.12        11,644       7.07
------------------------------------------------------------------------------------------------              -----------
         Total interest-bearing liabilities                                             231,279       2.59       189,450       5.13
Noninterest-bearing sources:
   Noninterest-bearing deposits                                                          21,656                   13,241
   Other liabilities                                                                      3,666                    3,468
   Stockholders' Equity                                                                  18,601                   12,175
------------------------------------------------------------------------------------------------              -----------
         Total liabilities and stockholders' equity                                 $   275,202                 $218,334
================================================================================================              ===========

  Net interest spread                                                                                 3.49                     2.57
  Impact of noninterest-bearing sources                                                               0.16                     0.37
  Net interest margin                                                                                 3.65                     2.94
-------------------------------

(1)  Yield is based on average amortized cost balances.

(2)  Nonaccrual loans were included in the average loan amounts outstanding.

(3) Includes purchased subprime loan portfolios as well as first mortgages originated by Washington Mutual Finance and Long Beach Mortgage.

(4) Includes custom construction loans to the intended occupant of a house to finance the house's construction and residential builder construction loans to borrowers who are in the business of acquiring land and building homes for resale.


                Washington Mutual, Inc.
             Selected Financial Information
                      (unaudited)




                                                                           Quarter Ended                      Six Months Ended
------------------------------------------------------------------------------------------------------------------------------------
                                                               June 30,         Mar. 31,      June 30,     June 30,        June 30,
                                                                   2002          2002           2001           2002            2001
------------------------------------------------------------------------------------------------------------------------------------
Basic and Diluted Weighted Average Number of Common Shares
  Outstanding (in thousands)

Basic weighted average number of common
  shares outstanding                                            954,662       947,653        857,912        951,177         842,611
     Dilutive effect of potential common shares from:
         Stock options                                            9,911         8,602          8,631          9,256           8,907
         Premium Income Equity SecuritiesSM                       1,671         1,360          1,529          1,516           1,166
         Trust Preferred Income Equity
            Redeemable SecuritiesSM                               7,909         5,627          4,690          6,768           2,345
------------------------------------------------------------------------------------------------------------------------------------
                                                                 19,491        15,589         14,850         17,540          12,418
------------------------------------------------------------------------------------------------------------------------------------
Diluted weighted average number of common
  shares outstanding                                            974,153       963,242        872,762        968,717         855,029
====================================================================================================================================


                             Washington Mutual, Inc.
                         Selected Financial Information
                              (dollars in millions)
                                   (unaudited)


                                                                Quarter Ended                         Six Months Ended
-----------------------------------------------------------------------------------------------------------------------------
                                                  June 30,        Mar. 31,        June 30,         June 30,         June 30,
                                                      2002            2002            2001             2002             2001
-----------------------------------------------------------------------------------------------------------------------------
Loan Volume
   SFR:
      Adjustable rate ("ARMs")                    $ 16,093        $ 16,608        $  7,968         $ 32,701        $  15,213
      Fixed rate                                    30,999          39,231          26,316           70,230           37,477
      Specialty mortgage finance (1)                 3,358           3,320           2,987            6,678            5,220
-----------------------------------------------------------------------------------------------------------------------------
         Total SFR loan volume                      50,450          59,159          37,271          109,609           57,910
   SFR construction:
      Builder (2)                                      589             417             839            1,006            1,914
      Custom (3)                                       136              96             248              232              370
   Second mortgage and other consumer:
      Banking subsidiaries                           3,912           3,720           2,165            7,632            3,500
      Washington Mutual Finance                        536             452             505              988              954
   Commercial business                                 598             643             819            1,241            1,575
   Commercial real estate:
      Multi-family                                   1,242             864             850            2,106            1,402
      Other commercial real estate                     316             336             324              652              638
-----------------------------------------------------------------------------------------------------------------------------
         Total loan volume                        $ 57,779        $ 65,687        $ 43,021         $123,466        $  68,263
=============================================================================================================================

Loan Volume by Channel
   Originated                                     $ 39,667        $ 43,538        $ 29,147         $ 83,205        $  49,761
   Purchased/Correspondent                          18,112          22,149          13,874           40,261           18,502
-----------------------------------------------------------------------------------------------------------------------------
         Total loan volume by channel             $ 57,779        $ 65,687        $ 43,021         $123,466        $  68,263
=============================================================================================================================

Refinancing Activity (4)
   SFR:
      ARMs                                        $ 10,575        $ 14,157        $  5,419         $ 24,732        $   9,740
      Fixed rate                                    16,584          25,933          17,895           42,517           24,185
   SFR construction                                     15              13              10               28               16
   Second mortgage and other consumer                  687             641              82            1,328              141
   Commercial real estate                              537             322             392              859              577
-----------------------------------------------------------------------------------------------------------------------------
         Total refinances                         $ 28,398        $ 41,066        $ 23,798         $ 69,464        $  34,659
=============================================================================================================================

SFR Loan Volume by Index:
   Short-term ARMs:
      Treasury indices                             $ 5,002        $  6,480        $  4,267         $ 11,482        $   9,621
      COFI                                           1,444             728             439            2,172              995
      Other                                          1,824           1,494               5            3,318               14
-----------------------------------------------------------------------------------------------------------------------------
         Total short-term ARMs                       8,270           8,702           4,711           16,972           10,630
   Medium-term ARMs                                 10,615          10,428           4,423           21,043            7,623
   Fixed-rate mortgages                             31,565          40,029          28,137           71,594           39,657
-----------------------------------------------------------------------------------------------------------------------------
         Total SFR loan volume                    $ 50,450        $ 59,159        $ 37,271         $109,609        $  57,910
=============================================================================================================================

(1) Includes purchased subprime loan portfolios as well as first mortgages originated by Washington Mutual Finance and Long Beach Mortgage.

(2) Represents residential builder construction loans to borrowers who are in the business of acquiring land and building homes for resale.

(3) Represents custom construction loans to the intended occupant of a house to finance the house's construction.

(4) Includes loan refinancings entered into by both new and pre-existing loan customers.


                    Washington Mutual, Inc.
                Selected Financial Information
                     (dollars in millions)
                          (unaudited)


                                                                       Change from
                                                                     Mar. 31, 2002       June 30,      Mar. 31,       June 30,
                                                                   to June 30, 2002          2002          2002           2001
-------------------------------------------------------------------------------------------------------------------------------
Loans by Property Type and MBS
   Loans held in portfolio:
      SFR                                                                 $ (1,322)      $ 85,170      $ 86,492       $ 81,880
      Specialty mortgage finance(1)                                             40         10,584        10,544          8,290
-------------------------------------------------------------------------------------------------------------------------------
         Total SFR loans                                                    (1,282)        95,754        97,036         90,170
      SFR construction:
         Builder(2)                                                           (227)         1,761         1,988          2,468
         Custom(3)                                                             (31)           372           403            322
      Second mortgage and other consumer:
         Banking subsidiaries                                                1,609         16,655        15,046          9,681
         Washington Mutual Finance                                             104          2,677         2,573          2,518
      Commercial business                                                     (185)         5,045         5,230          5,074
      Commercial real estate:
         Multi-family                                                          339         17,567        17,228         16,581
         Other commercial real estate                                          (25)         6,835         6,860          4,737
-------------------------------------------------------------------------------------------------------------------------------
   Total loans held in portfolio                                               302        146,666       146,364        131,551
   Less: allowance for loan and lease losses                                   (44)        (1,665)       (1,621)        (1,170)
   Loans securitized and retained as MBS                                    (1,801)        19,344        21,145         28,518
-------------------------------------------------------------------------------------------------------------------------------
      Total net loans held in portfolio and loans
        securitized and retained as MBS                                     (1,543)       164,345       165,888        158,899
   Loans held for sale                                                      (2,170)        21,147        23,317         20,053
-------------------------------------------------------------------------------------------------------------------------------
      Total net loans and loans securitized and retained as MBS             (3,713)       185,492       189,205        178,952
   Purchased MBS                                                             2,152          5,354         3,202         12,511
-------------------------------------------------------------------------------------------------------------------------------
      Total net loans and MBS                                             $ (1,561)      $190,846      $192,407      $ 191,463
===============================================================================================================================

(1) Includes purchased subprime loan portfolios as well as first mortgages originated by Washington Mutual Finance.

(2) Represents residential builder construction loans to borrowers who are in the business of acquiring land and building homes for resale.

(3) Represents custom construction loans to the intended occupant of a house to finance the house's construction.


                             Washington Mutual, Inc.
                         Selected Financial Information
                              (dollars in millions)
                                   (unaudited)

                                                                                Mar. 31, 2002              Dec. 31, 2001
                                                                             to June 30, 2002           to June 30, 2002
-------------------------------------------------------------------------------------------------------------------------
Rollforward of Loans Held for Sale
   Balance, beginning of period                                                      $ 23,317                   $ 23,842
      Loans added through acquisitions                                                      -                      6,717
      Loans originated and purchased/correspondent                                     41,440                     86,133
      Loans transferred from loans held in portfolio                                      355                        738
      Loans sold or securitized                                                       (43,533)                   (94,726)
      Loan payments and other                                                            (432)                    (1,557)
-------------------------------------------------------------------------------------------------------------------------
   Change in loans                                                                     (2,170)                    (2,695)
-------------------------------------------------------------------------------------------------------------------------
   Balance, end of period                                                            $ 21,147                   $ 21,147
=========================================================================================================================


Rollforward of Loans Held in Portfolio
   Balance, beginning of period                                                     $ 146,364                  $ 132,991
      Loans added through acquisitions                                                      -                     16,225
      Loans originated and purchased/correspondent                                     16,339                     37,333
      Loans transferred to loans held for sale                                           (355)                      (738)
      Loans securitized                                                                  (308)                    (4,246)
      Loan payments and other                                                         (15,374)                   (34,899)
-------------------------------------------------------------------------------------------------------------------------
   Change in loans                                                                        302                     13,675
-------------------------------------------------------------------------------------------------------------------------
   Balance, end of period                                                           $ 146,666                  $ 146,666
=========================================================================================================================


                             Washington Mutual, Inc.
                         Selected Financial Information
                              (dollars in millions)
                                   (unaudited)

                                                                                          Mar. 31, 2002            Dec. 31, 2001
                                                                                         to June 30, 2002         to June 30, 2002
-----------------------------------------------------------------------------------------------------------------------------------
Rollforward of Mortgage Servicing Rights ("MSR")(1)
   Balance, beginning of period                                                                  $  7,955               $    6,241
      SFR:
         Additions through acquisitions                                                                 -                      926
         Other additions                                                                              856                    2,078
         Amortization                                                                                (504)                    (983)
         Impairment                                                                                (1,107)                  (1,062)
         Sale of excess servicing                                                                    (711)                    (711)
-----------------------------------------------------------------------------------------------------------------------------------
   Balance, end of period(2)                                                                     $  6,489               $    6,489
===================================================================================================================================

Rollforward of Valuation Allowance for MSR Impairment
   Balance, beginning of period                                                                  $  1,669               $    1,714
      Impairment                                                                                    1,107                    1,062
      Sale of excess servicing                                                                       (208)                    (208)
-----------------------------------------------------------------------------------------------------------------------------------
   Balance, end of period                                                                        $  2,568               $    2,568
===================================================================================================================================

Rollforward of Loan Servicing Portfolio with MSR
   Balance, beginning of period                                                                  $459,375               $  378,383
      SFR:
         Additions through acquisitions                                                                 -                   49,242
         Other additions                                                                           58,262                  123,693
         Loan payments and other                                                                  (40,339)                 (74,038)
      Net change in commercial real estate loan servicing portfolio                                    11                       29
-----------------------------------------------------------------------------------------------------------------------------------
   Balance, end of period                                                                        $477,309               $  477,309
===================================================================================================================================

                                                                                                                     June 30, 2002
                                                                                                                           Balance
-----------------------------------------------------------------------------------------------------------------------------------
Total Servicing Portfolio
      Loans serviced for others                                                                                         $  477,309
      Servicing on retained MBS without MSR                                                                                  7,058
      Servicing on owned loans                                                                                             155,219
      Subservicing portfolio                                                                                               160,046
-----------------------------------------------------------------------------------------------------------------------------------
   Total servicing portfolio                                                                                            $  799,632
===================================================================================================================================

                                                                                              June 30, 2002
                                                                          ---------------------------------------------------------
                                                                            Unpaid Principal               Weighted Average
                                                                               Balance                        Servicing Fee
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      (in basis points, annualized)
Loans Serviced for Others by Loan Type
      Government                                                             $        76,993                     52
      Agency                                                                         300,928                     37
      Private                                                                         89,438                     47
      Specialty home loans                                                             9,950                     50
-----------------------------------------------------------------------------------------------------------------------------------
   Total loans serviced for others(3)                                        $       477,309                     41
===================================================================================================================================

(1)  Net of valuation allowance.
(2)  At June 30, 2002, aggregate MSR fair value was $6.49 billion.
(3)  Weighted average coupon (annualized) was 7.06% at June 30, 2002.

                             Washington Mutual, Inc.
                         Selected Financial Information
                              (dollars in millions)
                                   (unaudited)


                                             Change from
                                           Mar. 31, 2001     June 30,          % of      Mar. 31,        % of       June 30,   % of
                                        to June 30, 2002      2002             total      2002          total        2001      total
------------------------------------------------------------------------------------------------------------------------------------
Real Estate Loans and MBS (1)
 Short-term ARMs:
      COFI                                   $ (1,052)      $ 30,884            20%     $ 31,936           20%    $ 39,103       24%
      Treasury indices                          2,507         37,969            24        35,462           22       39,719       24
      Other                                      (827)        11,283(2)          7        12,110(2)         8       11,503 (2)    7
------------------------------------------------------------------------------------------------------------------------------------
         Total short-term ARMs                    628         80,136            51        79,508           50       90,325       55
   Medium-term ARMs                            (1,707)        43,481            28        45,188           29       35,621       22
   Fixed-rate loans                            (2,508)        27,588            18        30,096           19       26,408       16
   Fixed-rate MBS                               1,038          4,511             3         3,473            2       12,256        7
------------------------------------------------------------------------------------------------------------------------------------
         Total real estate loans and MBS     $ (2,549)      $155,716           100%     $158,265         100%     $164,610      100%
====================================================================================================================================


(1)  Does not include specialty mortgage finance loans.

(2) The balance included the following amount of securities retained which bear COFI to LIBOR basis risk (dollars in billions):

                          June 30, 2002: $2.8
                          Mar. 31, 2002:  2.8
                          June 30, 2001:  2.8


                                                                      Quarter Ended                     Six Months Ended
-------------------------------------------------------------------------------------------------   -----------------------
                                                            June 30,      Mar. 31,      June 30,       June 30,   June 30,
                                                                2002          2002          2001         2002         2001
-------------------------------------------------------------------------------------------------   -----------------------
SFR Mortgage Banking (Expense) Income
   Loan servicing fees                                      $    560         $ 540         $ 309     $  1,100        $ 505
   Loan subservicing fees                                         38            15             3           53            3
   Amortization of MSR                                          (504)         (479)         (208)        (983)        (332)
   MSR (impairment) recovery                                  (1,107)           45           (74)      (1,062)        (137)
   Other, net                                                    (78)          (62)          (42)        (140)         (61)
-------------------------------------------------------------------------------------------------   -----------------------
      Net SFR loan servicing (expense) income                 (1,091)           59           (12)      (1,032)         (22)
   Loan related income                                           120            81            39          201           62
   Gain from mortgage loans                                      220           251           215          471          402
   Gain from sale of originated MBS                               18             2            22           20           95
-------------------------------------------------------------------------------------------------   -----------------------
      Total SFR mortgage banking (expense) income           $   (733)        $ 393         $ 264     $   (340)       $ 537
=================================================================================================   =======================

                             Washington Mutual, Inc.
                         Selected Financial Information
                              (dollars in millions)
                                   (unaudited)



                                                 June 30, 2002                 Dec. 31, 2001                  June 30, 2001
------------------------------------------------------------------------------------------------------------------------------------
                                             Balance        Term (1)       Balance        Term (1)        Balance        Term (1)
------------------------------------------------------------------------------------------------------------------------------------
                                                            (in months)                   (in months)                    (in months)
Deposits and Borrowings
   Deposits:
      Noninterest-bearing deposits             $ 20,628            N/A      $ 22,441             N/A       $ 17,685             N/A
      Interest-bearing checking accounts,
        savings accounts and MMDAs               72,328            N/A        47,779             N/A         41,109             N/A
      Interest-bearing time deposit accounts     36,113             14        36,962              10         38,160               6
------------------------------------------------------------------------------------------------------------------------------------
         Total deposits(2)                      129,069                      107,182                         96,954
   Borrowings:
      Adjustable                                 58,340              1        48,014               2         51,513               1
      Short-term fixed                           24,588              2        49,569               1         49,348               2
      Long-term fixed                            25,254             60        20,312              72         12,841             100
------------------------------------------------------------------------------------------------------------------------------------
         Total borrowings                       108,182                      117,895                        113,702
------------------------------------------------------------------------------------------------------------------------------------
            Total deposits and borrowings     $ 237,251                    $ 225,077                      $ 210,656
====================================================================================================================================

(1) Terms used are remaining term for deposits and term to reprice for borrowings.

(2) Includes custodial and escrow deposits of $9.44 billion at June 30, 2002, $10.11 billion at December 31, 2001 and $8.23 billion at June 30, 2001.



                                                                                            June 30,       Mar. 31,        June 30,
                                                                                                2002           2002            2001
------------------------------------------------------------------------------------------------------------------------------------
Retail Checking Accounts (1)
    WMB and WMBfsb                                                                         1,249,270      1,218,440       1,138,755
    WMB, FA                                                                                5,568,273      5,318,195(2)    4,323,791
------------------------------------------------------------------------------------------------------------------------------------
      Total retail checking accounts                                                       6,817,543      6,536,635       5,462,546
====================================================================================================================================

Retail Checking Account Activity (1)
  Net accounts opened during the quarter:
    WMB and WMBfsb                                                                            30,830         36,055          19,019
    WMB, FA                                                                                  250,078        650,389(2)      163,931
------------------------------------------------------------------------------------------------------------------------------------
  Net new retail checking accounts                                                           280,908        686,444         182,950
====================================================================================================================================

(1) Retail checking accounts exclude commercial business accounts. The information provided refers to the number of accounts, not dollar volume.

(2)  Includes 358,846 checking accounts acquired from Dime.


                             Washington Mutual, Inc.
                         Selected Financial Information
                              (dollars in millions)
                                   (unaudited)

                                                                             Quarter Ended
-------------------------------------------------------------------------------------------------------------------------------
                                                                   June 30,      Mar. 31,    Dec. 31,    Sept. 30,    June 30,
                                                                       2002          2002        2001         2001        2001
-------------------------------------------------------------------------------------------------------------------------------
Allowance for Loan and Lease Losses
   Balance, beginning of quarter                                     $1,621       $ 1,404     $ 1,295      $ 1,170      $1,158
   Allowance acquired through business combinations/other                 -           141           6            -          (5)
   Provision for loan and lease losses                                  160           175         200          200          92
-------------------------------------------------------------------------------------------------------------------------------
                                                                      1,781         1,720       1,501        1,370       1,245
   Loans charged off:
      SFR                                                               (11)          (11)         (3)          (6)        (14)
      Specialty mortgage finance                                         (8)           (9)        (10)          (4)         (5)
-------------------------------------------------------------------------------------------------------------------------------
            Total SFR charge offs                                       (19)          (20)        (13)         (10)        (19)
      Second mortgage and other consumer:
         Banking subsidiaries                                           (22)          (21)        (16)         (12)        (16)
         Washington Mutual Finance                                      (46)          (43)        (41)         (36)        (34)
      Commercial business                                               (46)          (26)        (38)         (19)        (12)
      Commercial real estate:
         Other commercial real estate                                    (5)           (2)          -           (5)         (3)
-------------------------------------------------------------------------------------------------------------------------------
            Total loans charged off                                    (138)         (112)        (108)         (82)       (84)
   Recoveries of loans previously charged off:
      SFR                                                                 -             -           -            -           1
      Second mortgage and other consumer:
         Banking subsidiaries                                             3             3           1            1           1
         Washington Mutual Finance                                        5             5           4            5           5
      Commercial business                                                14             5           5            1           1
      Commercial real estate:
          Other commercial real estate                                    -             -           1            -           1
-------------------------------------------------------------------------------------------------------------------------------
             Total recoveries of loans previously charged off            22            13          11            7           9
-------------------------------------------------------------------------------------------------------------------------------
          Net charge offs                                              (116)          (99)        (97)         (75)        (75)
-------------------------------------------------------------------------------------------------------------------------------
   Balance, end of quarter                                           $1,665       $ 1,621     $ 1,404      $ 1,295      $1,170
===============================================================================================================================

   Net charge offs (annualized) as a
     percentage of average loans held in portfolio                     0.31%         0.26%       0.29%        0.22%       0.23%
   Allowance as a percentage of total loans held in portfolio          1.14%         1.11%       1.06%        0.97%       0.89%


                             Washington Mutual, Inc.
                         Selected Financial Information
                              (dollars in millions)
                                   (unaudited)


                                                          June 30, 2002  Mar. 31, 2002   Dec. 31, 2001  Sept. 30, 2001 June 30, 2001
------------------------------------------------------------------------------------------------------------------------------------
Nonperforming Assets ("NPAs") and Restructured Loans
  Nonaccrual loans(1):
    SFR                                                     $    1,092      $   1,177        $    974        $   771       $    602
    Specialty mortgage finance(2)                                  420            418             358            301            272
------------------------------------------------------------------------------------------------------------------------------------
      Total SFR nonaccrual loans                                 1,512          1,595           1,332          1,072            874
    SFR construction:
        Builder(3)                                                  44             57              26             18             19
        Custom(4)                                                    8             15              10              9              6
    Second mortgage and other consumer:
        Banking subsidiaries                                        66             72              64             52             45
        Washington Mutual Finance                                   88             91              84             78             71
    Commercial business                                            177            186             159            126             68
    Commercial real estate:
        Multi-family                                                65             51              56             51             26
        Other commercial real estate                               272            324             299            320            148
------------------------------------------------------------------------------------------------------------------------------------
       Total nonaccrual loans                                    2,232          2,391           2,030          1,726          1,257
  Foreclosed assets:
    SFR                                                            114            126             107            110            120
    Specialty mortgage finance                                      72             70              69             55             41
------------------------------------------------------------------------------------------------------------------------------------
      Total SFR foreclosed assets                                  186            196             176            165            161
    SFR construction:
        Builder                                                      7              8               4              4              5
        Custom                                                       -              -               1              -              -
    Second mortgage and other consumer:
        Banking subsidiaries                                        11             12              11             16             17
        Washington Mutual Finance                                    8              9               9              8              8
    Commercial business                                             11             13              10             10              -
    Commercial real estate:
       Multi-family                                                  -              -               -              1              1
       Other commercial real estate                                 51             29              17             17             11
------------------------------------------------------------------------------------------------------------------------------------
       Foreclosed assets                                           274            267             228            221            203
------------------------------------------------------------------------------------------------------------------------------------
       Total NPAs                                           $    2,506      $   2,658        $  2,258        $ 1,947       $  1,460
       As a percentage of total assets                            0.96%          0.97%           0.93%          0.87%          0.64%

   Restructured loans                                       $      119      $     130        $    118        $   128       $    158
------------------------------------------------------------------------------------------------------------------------------------
        Total NPAs and restructured loans                   $    2,625      $   2,788        $  2,376        $ 2,075       $  1,618
====================================================================================================================================

(1)  Excludes nonaccrual loans held for sale of $114 million at June 30, 2002.
     Prior periods have been restated to reflect the exclusion of nonaccrual loans held for sale of $122 million, $123 million, $85 million and $106 million at March 31, 2002, December 31, 2001, September 30, 2001 and June
     30, 2001. Loans held for sale are accounted for at lower of aggregate cost or market value, with valuation changes included as adjustments to gain from mortgage loans.

(2) Includes purchased subprime loans as well as first mortgages originated by Washington Mutual Finance and Long Beach Mortgage.

(3) Represents loans to builders for the purpose of financing the acquisition, development and construction of single-family residences for sale.

(4) Represents construction loans made directly to the intended occupant of a single-family residence.



                             Washington Mutual, Inc.
                         Selected Financial Information
                              (dollars in millions)
                                   (unaudited)

The Company uses interest rate contracts as tools to manage interest rate risk. The following tables summarize the notional amounts, maturities, net fair values, and weighted average interest rates and strike rates associated with these contracts. Interest rate contracts that are embedded with certain adjustable-rate borrowings, while not accounted for as derivatives under SFAS No. 133, have been included in the tables since they also function as interest rate risk management tools. The following estimated net fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies.


                                                                                                  June 30, 2002
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                  Maturity Range
-----------------------------------------------------------------------------------------------------------------------------------
                                                     Counter-     Total
                                         Net Fair     Party      Notional                                                    After
                                         Value     Credit Risk    Amount        2002     2003      2004       2005     2006   2006
-----------------------------------------------------------------------------------------------------------------------------------
Interest Rate Contracts:
  Asset/Liability Management
    Pay-fixed swaps                     $  (356)  $     10
       Contractual maturity                                     $30,509      $  713   $ 8,166    $ 8,834   $ 3,130   $4,708 $ 4,958
       Weighted average pay rate                                   4.00%       4.44%     2.95%      4.03%     4.13%    4.39%   5.17%
       Weighted average receive rate                               1.93%       1.94%     1.93%      1.90%     1.88%    1.92%   2.03%
    Receive-fixed swaps                 $   332   $    335
       Contractual maturity                                     $ 4,380           -   $   600    $     -   $   530   $1,000 $ 2,250
       Weighted average pay rate                                   1.84%          -      1.52%         -      1.51%    1.90%   1.97%
       Weighted average receive rate                               6.39%          -      5.10%         -      5.37%    6.81%   6.80%
    Interest rate caps/collars/
     corridors                          $     -   $      -
       Contractual maturity                                     $   755      $  229   $   271    $   191   $    64        -       -
       Weighted average strike rate                                7.52%       7.32%     7.62%      8.14%     5.94%       -       -
    Payor swaptions                     $    30   $     30
       Contractual maturity (option)                            $5,000            -   $ 5,000          -         -        -       -
       Weighted average strike rate                               6.12%           -      6.12%         -         -        -       -
       Contractual maturity (swap)                                   -            -         -          -         -   $1,000 $ 4,000
       Weighted average strike rate                                  -            -         -          -         -     6.05%   6.14%
    Embedded pay-fixed swaps            $   (71)  $      -
       Contractual maturity                                     $ 2,750           -         -          -         -        -   2,750
       Weighted average pay rate                                   4.89%          -         -          -         -        -    4.89%
       Weighted average receive rate                               1.93%          -         -          -         -        -    1.93%
    Embedded caps                       $     1   $      1
       Contractual maturity                                     $   669           -   $   169    $   500         -        -       -
       Weighted average strike rate                                7.62%          -      7.25%      7.75%        -        -       -
    Embedded payor swaptions(1)         $    57   $     57
       Contractual maturity (option)                            $ 6,400           -   $ 5,900    $   500         -        -       -
       Weighted average strike rate                                6.14%          -      6.13%      6.21%        -        -       -
       Contractual maturity (swap)                                    -           -         -          -         -   $3,750 $ 2,650
       Weighted average strike rate                                   -           -         -          -         -     5.99%   6.34%
-----------------------------------------------------------------------------------------------------------------------------------
           Total asset/liability
           management                   $    (7)  $    433      $50,463
===================================================================================================================================

  MSR Risk Management
    Receive-fixed swaps                 $   533   $    533
       Contractual maturity                                     $11,575           -         -          -         -        - $11,575
       Weighted average pay rate                                   1.95%          -         -          -         -        -    1.95%
       Weighted average receive rate                               5.93%          -         -          -         -        -    5.93%
   Floors                               $   110   $    110
       Contractual maturity                                     $ 3,750           -         -          -         -        - $ 3,750
       Weighted average strike rate                                6.15%          -         -          -         -        -    6.15%
    Receiver swaptions                  $   447   $    447
       Contractual maturity (option)                            $ 7,650      $2,000   $   300    $   300   $ 5,050        -       -
       Weighted average strike rate                                6.38%       5.83%     5.42%      5.99%     6.67%       -       -
       Contractual maturity (swap)                                    -           -         -          -         -        - $ 7,650
       Weighted average strike rate                                   -           -         -          -         -        -    6.38%
    Embedded floors(2)                  $   221   $    221
       Contractual maturity                                     $ 8,600           -         -          -         -        - $ 8,600
       Weighted average strike rate                                6.02%          -         -          -         -        -    6.02%
-----------------------------------------------------------------------------------------------------------------------------------
           Total MSR risk management    $ 1,311   $  1,311      $31,575
===================================================================================================================================

Total interest rate contracts           $ 1,304    $ 1,744      $82,038(3)
===================================================================================================================================

(1)  Embedded interest rate swaptions are exercisable upon maturity.

(2) At June 30, 2002, none of these contracts were effective. $5.78 billion and $2.82 billion of these contracts will become effective in June 2003 and July 2003. Once effective, the floors reprice every three months.

(3) Interest rate contracts decreased net interest income by $92 million and $129 million for the three months and six months ended June 30, 2002.


                             Washington Mutual, Inc.
                         Selected Financial Information
                              (dollars in millions)
                                   (unaudited)

                                                                                                  March 31, 2002
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  Maturity Range
------------------------------------------------------------------------------------------------------------------------------------
                                                     Counter-    Total
                                        Net Fair     Party      Notional                                                      After
                                         Value     Credit Risk   Amount        2002     2003      2004       2005     2006     2006
------------------------------------------------------------------------------------------------------------------------------------
Interest Rate Contracts:
  Asset/Liability Management
   Pay-fixed swaps                      $   126   $    183
      Contractual maturity                                      $15,608      $  813   $ 5,586    $ 3,534   $   280   $4,448  $  947
      Weighted average pay rate                                    4.00%       4.65%     3.03%      4.46%     4.42%    4.39%   5.58%
      Weighted average receive rate                                1.90%       1.89%     1.91%      1.89%     1.89%    1.89%   1.95%
   Receive-fixed swaps                      190        239
      Contractual maturity                                      $ 4,628      $   36   $   620    $   100   $   560   $1,004  $2,308
      Weighted average pay rate                                    1.93%       4.11%     1.59%      2.02%     1.83%    1.91%   2.02%
      Weighted average receive rate                                6.29%       4.19%     5.17%      1.99%     5.48%    6.80%   6.78%
   Interest rate caps/collars/corridors       -          -
      Contractual maturity                                      $   935      $  359   $   271    $   191   $    64   $   50       -
      Weighted average strike rate                                 7.38%       7.34%     7.62%      8.14%     5.94%    5.25%      -
   Payor swaptions                          104        104
      Contractual maturity (option)                             $ 5,000           -   $ 5,000          -         -        -       -
      Weighted average strike rate                                 6.12%          -      6.12%         -         -        -       -
      Contractual maturity (swap)                                     -           -         -          -         -   $1,000  $4,000
      Weighted average strike rate                                    -           -         -          -         -     6.05%   6.14%
   Embedded caps                              1          1
      Contractual maturity                                      $   683           -   $   183    $   500         -        -       -
      Weighted average strike rate                                 7.62%          -      7.25%      7.75%        -        -       -
   Embedded payor swaptions(1)              136        136
      Contractual maturity (option)                             $  6,400          -   $ 5,900    $   500         -        -       -
      Weighted average strike rate                                 6.14%          -      6.13%      6.21%        -        -       -
      Contractual maturity (swap)                                     -           -         -          -         -   $3,750  $2,650
      Weighted average strike rate                                    -           -         -          -         -     5.99%   6.34%
------------------------------------------------------------------------------------------------------------------------------------
       Total asset/liability management $   557   $    663      $33,254
====================================================================================================================================

MSR Risk Management
  Receive-fixed swaps                   $   (26)  $      -
      Contractual maturity                                      $ 6,300           -         -          -         -        -  $6,300
      Weighted average pay rate                                    2.01%          -         -          -         -        -    2.01%
      Weighted average receive rate                                6.02%          -         -          -         -        -    6.02%
   Receiver swaptions                        22         22
      Contractual maturity (option)                             $ 1,500      $1,500         -          -         -        -       -
      Weighted average strike rate                                 5.88%       5.88%        -          -         -        -       -
      Contractual maturity (swap)                                     -           -         -          -         -        -  $1,500
      Weighted average strike rate                                    -           -         -          -         -        -    5.88%
   Embedded floors (2)                      121        121
      Contractual maturity                                      $ 5,150           -         -          -   $   650        -  $4,500
      Weighted average strike rate                                 6.33%          -         -          -      5.13%       -    6.50%
------------------------------------------------------------------------------------------------------------------------------------
        Total MSR risk management       $   117   $    143      $12,950
====================================================================================================================================

Total interest rate contracts           $   674   $    806      $46,204(3)
====================================================================================================================================

(1)  Embedded interest rate swaptions are exercisable upon maturity.

(2)  At March 31, 2002, $650 million of these contracts were effective.
     Contractual start dates for the remaining floors begin on March 18, 2003.
     Once effective, the floors reprice every three months.

(3) Interest rate contracts decreased net interest income by $37 million for the quarter ended March 31, 2002.
